Exhibit 99.1

NEWS RELEASE

Contacts:

Ray Leonard
President and Chief Executive Officer
713-353-9445

Anne Pearson / Jack Lascar
Dennard-Lascar Associates
713-529-6600

Hyperdynamics Completes Additional Milestone in Preparations for Drilling Deepwater Well Offshore Guinea with Signing of Master Service Agreement with Schlumberger,

Provides Update on Additional Preparations

HOUSTON, January 3, 2017 — Hyperdynamics Corporation (OTCQX: HDYN) announced today that SCS Corporation Ltd. (“SCS”), its wholly owned subsidiary, has signed a Master Service Agreement (“MSA”) with Schlumberger to provide essential drilling services for the deepwater exploration well planned for the second calendar quarter of 2017 offshore the Republic of Guinea.

“With the signing of this agreement with Schlumberger, we now have the critical equipment and most of the drilling services contracts in place to enable us to begin drilling the Fatala-1 deepwater exploration well this spring,” said Ray Leonard, Hyperdynamics President and Chief Executive Officer.

“Schlumberger is the world’s leading provider of oilfield services and equipment to the upstream industry. No one has more experience than Schlumberger in helping oil and gas operators safely and successfully drill for hydrocarbons in some of the deepest waters around the world.

“With Schlumberger as integrated project manager for drilling services — and with Pacific Drilling providing a modern deepwater drillship with an experienced crew — we have assembled a world-class contingent of equipment, services and highly experienced manpower.”

Under the MSA, Schlumberger will be the primary provider of services to drill the Fatala-1 well, including:

•                  Wireline logging

•                  Measurement while drilling, logging while drilling and similar downhole drilling services

•                  Drilling fluids and solids control services

•                  Downhole cementing services

•                  Mudlogging services

•                  Drilling bits and reamers

•                  Contingency fishing equipment and services

The estimated value of the MSA for the Fatala-1 well is approximately U.S. $4.5 million.

“We are also advancing our discussions with several global oil companies that could farm into a significant portion of our project working interest, provide additional technical expertise and share the project costs and risks,” Mr. Leonard added.

Hyperdynamics has also achieved other key milestones as it prepares to begin drilling operations, including:

•                  Signing a Letter of Intent (“LOI”) to farm out a 20% interest in the Guinea concession to South Atlantic Petroleum Limited (“SAPETRO”). Under this LOI, SAPETRO will pay for 40% of the Fatala-1 well up to a total well cost of $50 million, and it will pay its proportional 20% share of any cost above $50 million.

•                  Finalizing contracts for additional support services, including offshore supply vessels, helicopter transportation services and remotely operated underwater vehicle supply and services.

•                  Inspecting and preparing for transport from Ghana to Guinea the long-lead-time well equipment and materials obtained from former Guinea project operator Tullow Oil plc.

•                  Launching project management operations from Conakry, Republic of Guinea.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward-Looking Statements

This News Release contains “forward-looking statements” within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements which are other than statements of historical facts.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “plan,” “project,” “anticipate,” “estimate,” “believe,” or “think.” A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, funding and exploration efforts, fluctuations in oil and gas prices and other risk factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Reports on Form 10-K for the fiscal year ended June 30, 2016 and Form 10-Q for the fiscal quarter ended September 30, 2016.  The Company undertakes no obligation to publicly update these forward looking statements to reflect events or circumstances that occur after the issuance of this news release or to reflect any change in the Company’s expectations with respect to these forward looking statements

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